Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
ORBIMAGE HOLDINGS Inc.
Dulles, VA
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2005, relating to the financial statements of ORBIMAGE Inc. (Successor Company) and Orbital Imaging Corporation (Predecessor to ORBIMAGE Inc.), which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Seidman, LLP
September 28, 2005